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                                                                      EXHIBIT 23
                                                                      ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 (File Nos. 333-56144, 33-99330, 33-80879,
333-87851, 333-88303 and 333-53228) of Lexmark International, Inc. of our reports dated February 9, 2001 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.





 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Lexington, Kentucky
March 20, 2001